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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                                 July 23, 1997



                                MGM GRAND, INC.
                ----------------------------------------------
              (Exact Name of Registrant as specified in Charter)


Delaware                0-16760               88-0215232
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(State or other         (Commission           (IRS Employer
jurisdiction of         File Number)          Identification
incorporation)                                Number)


          3799 Las Vegas Boulevard South, Las Vegas, Nevada    89109
         ------------------------------------------------------------
         (Address of principal executive offices)          (Zip Code)


                                (702) 891-3333
                    ---------------------------------------
             (Registrant's telephone number, including area code)

       _________________________________________________________________
         (Former name or former address, if changed since last report)

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Item 5.   Other Events
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     On July 23, 1997, MGM Grand, Inc., a Delaware corporation (the "Company")
amended, restated and extended its bank credit facility to provide for a $1.25 billion senior revolving credit facility (the "Facility") the terms of which are fully disclosed in the Facility, filed as Exhibit 10 to this Current Report. As of July 23, 1997, approximately $8 million was outstanding under the Facility.

     The Company is filing this Current Report for purposes of incorporating by reference this Current Report and the Facility into the description of the Facility set forth in the Company's Registration Statement on Form S-3, filed in connection with the offering of $600,000,000 of its debt securities and common stock.

Item 7.   Exhibits
          --------

     The following Exhibit is filed herewith as part of this current Report:

          Exhibit
          Number                      Description of Document
          ------                      -----------------------

            10 Amended and Restated Loan Agreement, dated as of July 17, 1997 between MGM Grand, Inc., as Borrower, MGM Grand Atlantic City, Inc., as Co-Borrower, Bank of America NT&SA, as administrative agent, and the banks named therein

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MGM GRAND, INC.


August 1, 1997                         By:  /s/ Scott Langsner
                                       __________________
                                       Scott Langsner
                                       Secretary

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